As filed with the Securities and Exchange Commission on July 30, 1997
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                         SEQUENT COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

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            Oregon                                         93-0826369
 (State or other jurisdiction                           (I.R.S. Employer
       of incorporation)                              Identification Number)
                             15450 S.W. Koll Parkway
                          Beaverton, Oregon 97006-6063
                            Telephone: (503) 626-5700
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                 ROBERT S. GREGG
        Sr. Vice President-Finance and Legal and Chief Financial Officer
                         Sequent Computer Systems, Inc.
                             15450 S.W. Koll Parkway
                          Beaverton, Oregon 97006-6063
                            Telephone: (503) 626-5700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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                                   Copies to:

     MARGARET HILL NOTO                                  JOHN A. FORE
      Stoel Rives LLP                           Wilson Sonsini Goodrich & Rosati
900 SW Fifth Avenue, Suite 2300                     Professional Corporation
   Portland, Oregon  97204                             650 Page Mill Road
      (503) 224-3380                               Palo Alto, California 94304
                                                         (415) 493-9300

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     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
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     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-31189
                                                            ---------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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
                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
   Title of Each Class             Amount          Proposed Maximum        Proposed Maximum
   of Securities to be              to be         Offering Price per      Aggregate Offering         Amount of
       Registered                Registered (1)        Share (2)              Price (2)           Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share .............  747,500 shares         $27.125               $20,275,938               $6,145
==================================================================================================================

(1) Includes 97,500 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported by the Nasdaq National Market on July 29, 1997 in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

     The information in Amendment No. 2 to the Registration Statement filed by Sequent Computer Systems, Inc. with the Securities and Exchange Commission on July 28, 1997 (File No. 333-31189) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beaverton, State of Oregon, on the 29th day of July, 1997.

                                  SEQUENT COMPUTER SYSTEMS, INC.


                                  By: ROBERT S. GREGG
                                      -------------------------------------
                                      (Robert S. Gregg, Sr. Vice
                                         President-Finance and
                                         Legal and Chief Financial Officer)

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on July 29, 1997, by the following persons in the capacities indicated.

             Signature                                  Title
             ---------                                  -----

         KARL C. POWELL, JR.          *   Chairman of the Board, President,
--------------------------------------    Chief Executive Officer and Director
         (Karl C. Powell, Jr.)            (Principal Executive Officer)


         ROBERT S. GREGG                  Sr. Vice President-Finance and Legal
--------------------------------------    and Chief Financial Officer (Principal
         (Robert S. Gregg)                Accounting and Financial Officer)


         STEVE CHEN
--------------------------------------*   Director
         (Steve Chen)


         JOHN MCADAM
--------------------------------------*   Director
         (John McAdam)


         ROBERT C. MATHIS
--------------------------------------*   Director
         (Robert C. Mathis)


         MICHAEL S. SCOTT MORTON
--------------------------------------*   Director
         (Michael S. Scott Morton)


         RICHARD C. PALERMO
--------------------------------------*   Director
         (Richard C. Palermo)


         ROBERT W. WILMOT
--------------------------------------*   Director
         (Robert W. Wilmot)


*By  ROBERT S. GREGG
     ---------------------------------
     Robert S. Gregg, Attorney-in-fact

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
                                INDEX TO EXHIBITS


Exhibit
No.        Description of Exhibit
-------    ----------------------

  5.1      Opinion of Stoel Rives LLP

 23.1      Consent of Price Waterhouse LLP

 23.2      Consent of Stoel Rives LLP (included in Exhibit 5.1)